Exhibit 99.1

Mr. Nance denies that he has taken any acts or omitted to take any act constituting any of: (i) gross misconduct or gross negligence in the performance of Mr. Nance’s duties or responsibilities, which acts or omissions have or were reasonably expected to have an adverse effect on the Company Group (as defined in the Employment Agreement); (ii) a breach of Mr. Nance’s fiduciary duty or duty of loyalty to the Company and the Company Group; and/or (iii) actions or omissions that have damaged or were reasonably expected to materially damage the financial condition, business, or reputation of the Company and/or the members of the Company Group. Mr. Nance denies that he has taken any such acts, or omitted to take any act constituting the above, whether set forth in the Company’s Notice to him dated June 8, 2024, alluded to in the Form 8-K dated June 21, 2024, or otherwise.

Mr. Nance further states that prior to the Company terminating his employment and removing him from the Board, he gave notice of his resignation for “Good Reason” as defined in the Employment Agreement on the grounds, among others, that the Company had: (i) materially reduced his duties, authority, or reporting relationships; and (ii) reduced his base salary by more than ten percent.